10f-3 Transactions Summary

Set forth below is a summary of the transactions
 made pursuant to the Funds' 10f-3 procedures for the period
"May 01, 2005 through April 30, 2006."


Fund
Income Advantage Fund
Security
"Hawaiian Telcom Communications, Inc."
Date
4/27/2005
Cost
"$4,000,000"
% of Offering Purchase
0.727%
Broker
"Goldman, Sachs & Co."
Members
"Wachovia Securities, Inc."

Fund
Income Advantage Fund
Security
"Station Casinos, Inc."
Date
6/1/2005
Cost
"$6,365,063"
% of Offering Purchase
3.113%
Broker
Banc of America Securities LLC
Members
Wells Fargo Securities


Fund
Income Advantage Fund
Security
"Celestica, Inc."
Date
6/16/2005
Cost
"$5,250,000"
% of Offering Purchase
2.100%
Broker
Banc of America Securities LLC
Members
Deutsche Bank Securities